Registration No. 333-208598

Registration No. 333-221480

Registration No. 333-228308

Registration No. 333-233054

Registration No. 333-234519

Registration No. 333-243491

Registration No. 333-243515

Registration No. 333-259196

Registration No. 333-260948

Registration No. 333-268286

Registration No. 333-275420

Registration No. 333-275421

Registration No. 333-283123

Registration No. 333-283125

Registration No. 333-291408

Registration No. 333-291409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-208598

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-221480

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228308

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233054

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234519

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-243491

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-243515

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-259196

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260948

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-268286

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-275420

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-275421

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-283123

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-283125

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-291408

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-291409

UNDER THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-2115035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

733 Concord Avenue

Cambridge, MA 02138

(Address of Principal Executive Offices) (Zip Code)

Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended

Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended

Non-Qualified Share Option Agreement dated May 15, 2020

Non-Qualified Share Option Agreement dated December 1, 2020

Restricted Share Unit Agreement dated December 1, 2020

Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended

Inducement Non-qualified Share Option Agreement dated May 8, 2024

Inducement Restricted Share Unit Agreement dated May 8, 2024

Inducement Non-qualified Share Option Agreement dated May 27, 2025

(Full Title of the Plans)

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

(800) 677-3394

(Name and Address of Agent for Service) (Telephone Number, including Area Code, of Agent for Service)

With copies to:

Mark Bekheit Drew Capurro Lauren Lefcoe Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, CA 94063 (650) 328-4600	Linda Rockett, Esq. Senior Vice President, General Counsel Wave Life Sciences, Ltd. c/o 733 Concord Avenue Cambridge, MA 02138 (617) 949-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Wave Life Sciences, Inc., a Delaware corporation (“Wave-Delaware” or the “Registrant”), as successor issuer to Wave Life Sciences, Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore (“Wave-Singapore”). On August 7, 2026, Wave-Singapore completed a court-sanctioned scheme of arrangement (the “Scheme of Arrangement”), as part of Wave-Singapore’s previously announced intention to redomicile to the United States (the “Redomiciliation”). Pursuant to the Scheme of Arrangement, among other things, all issued ordinary shares in the capital of Wave-Singapore as of immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-one basis for newly issued shares of common stock of Wave-Delaware. As a result of the Redomiciliation, Wave-Singapore is now a subsidiary of Wave-Delaware, and Wave-Delaware is the successor issuer to Wave-Singapore.

In connection with the Redomiciliation, Wave-Delaware assumed Wave-Singapore’s existing obligations in connection with awards granted under Wave-Singapore’s equity incentive plans, assumed and amended and restated such plans and amended such awards as necessary to provide for the issuance of shares of Wave-Delaware common stock rather than the ordinary shares of Wave-Singapore upon the exercise or vesting of awards or purchase of shares. This Post-Effective Amendment pertains to the adoption by Wave-Delaware of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) Registration No. 333-208598, (ii) Registration No. 333-221480, (iii) Registration No. 333-228308, (iv) Registration No.  333-233054, (v) Registration No.  333-234519, (vi) Registration No.  333-243491, (vii) Registration No.  333-243515, (viii) Registration No.  333-259196, (ix) Registration No.  333-260948, (x) Registration No.  333-268286, (xi) Registration No.  333-275420, (xii) Registration No.  333-275421, (xiii) Registration No.  333-283123, (xiv) Registration No.  333-283125, (xv) Registration No.  333-291408 and (xvi) Registration No.  333-291409. Wave-Delaware hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to each of the Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Post-Effective Amendment (by incorporation by reference or otherwise) in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Post-Effective Amendment as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Wave-Delaware hereby incorporates by reference the following documents previously filed with the SEC (only to the extent “filed” and not “furnished” in accordance with SEC rules):

(a)	Annual Report of Wave-Singapore on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, as amended on April 30, 2026;

(b)

Quarterly Reports of Wave-Singapore on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 28, 2026, and for the fiscal quarter ended June 30, 2026, filed with the SEC on July 30, 2026;

(c)

Wave-Singapore’s Current Reports on Form 8-K filed with the SEC on February  2, 2026, March  26, 2026 (other than Item 7.01 and Exhibit 99.1), April  15, 2026, April  21, 2026, May  18, 2026 (other than Item 7.01 and Exhibit 99.1) and June 26, 2026;

(d)	Wave-Delaware’s Current Report on Form 8-K filed with the SEC on August 7, 2026 (other than Item 7.01 and Exhibit 99.1); and

(e)

The description of Wave-Delaware’s common stock that is contained in Wave-Delaware’s Current Report on Form 8-K filed with the SEC on August 7, 2026 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports that Wave-Delaware subsequently files pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to this Post-Effective Amendment, which indicate that all securities offered hereunder have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part hereof from the date of filing of such reports and documents. Unless expressly incorporated in this Post-Effective Amendment, a report furnished on Form 8-K shall not be incorporated by reference into this Post-Effective Amendment.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Wave-Delaware amended and restated bylaws provide that its directors and officers will be indemnified by Wave-Delaware to the fullest extent authorized by the DGCL as it presently exists or may hereafter be amended, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative which such director or officer was, is made, or is threatened to be made a party to by reason of the fact of their service as a director or officer on behalf of the corporation.

As permitted by Section 102(b)(7) of the DGCL, the Wave-Delaware amended and restated certificate of incorporation provides that a director or officer of Wave-Delaware shall not be personally liable to Wave-Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Wave-Delaware has also entered into certain indemnification agreements with its directors and executive officers. The indemnification agreements provide Wave-Delaware’s directors and executive officers with further indemnification, to the maximum extent permitted by the DGCL.

As permitted by Section 145(g) of the DGCL, Wave-Delaware also maintains a directors’ and officers’ insurance policy that insures the directors and officers of Wave-Delaware against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Wave-Delaware certificate of incorporation, bylaws or otherwise.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1(1)	Amended and Restated Certificate of Incorporation of Wave Life Sciences, Inc.

4.2(2)	Amended and Restated Bylaws of Wave Life Sciences, Inc.

4.3(3)	Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of August 14, 2015.

4.4(4)	Amendment No. 1 to Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of November 8, 2018.

4.5(5)*	Share Purchase Agreement by and between the Registrant and C.P. Pharmaceuticals International C.V., dated as of May 5, 2016.

4.6(6)	Share Purchase Agreement by and between the Registrant and Glaxo Group Limited, dated as of December 13, 2022.

4.7(7)	Investor Agreement by and between the Registrant and Glaxo Group Limited, dated as of January 26, 2023.

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page).

99.1.1 (8)	Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended.

99.2.1 (9)	Wave Life Sciences, Inc. Amended and Restated 2021 Equity Incentive Plan, effective as of August 7, 2026.

99.2.2 (10)	Wave Life Sciences Ltd. 2021 Equity Plan, as amended, effective August 5, 2025.

99.3.1 (11)	Amended and Restated Wave Life Sciences Inc. 2019 Employee Stock Purchase Plan, effective as of August 7, 2026.

99.3.2 (12)	Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended, effective as of August 1, 2023.

99.4.1	Form of Non-qualified Stock Option Agreement under the Amended and Restated 2021 Equity Incentive Plan.

99.4.2 (13)	Form of Non-qualified Share Option Agreement under the 2014 Equity Plan, effective as of September 20, 2016.

99.4.3 (14)	Form of Non-qualified Share Option Agreement under the 2014 Equity Plan, effective as of January 1, 2018.

99.4.4 (15)	Form of Non-qualified Share Option Agreement under the 2021 Equity Plan, effective as August 10, 2021.

99.5.1 (16)	Form of Incentive Share Option Agreement under the 2014 Equity Plan, effective as of December 2014.

99.5.2 (17)	Form of Incentive Share Option Agreement under the 2014 Equity Plan, effective as of September 20, 2016.

99.6.1	Form of Restricted Stock Unit Agreement under the Amended and Restated 2021 Equity Incentive Plan.

99.6.2 (18)	Form of Restricted Share Unit Agreement under the 2014 Equity Plan, effective as of June 16, 2016.

99.6.3 (19)	Form of Restricted Share Unit Agreement under the 2014 Equity Plan, effective as of January 1, 2018.

99.6.4 (20)	Form of Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of January 1, 2019.

99.6.5 (21)	Form of Restricted Share Unit Agreement under the 2021 Equity Plan, effective as of August 10, 2021.

99.6.5 (22)	Form of Amended and Restated 2019 Performance-Based Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of March 17, 2021.

99.6.7 (23)	Form of 2021 Performance-Based Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of March 17, 2021.

99.7.1	Form of Non-qualified Stock Option Agreement for UK Participants under the Amended and Restated 2021 Equity Incentive Plan.

99.7.2	Form of Restricted Stock Unit Agreement for UK Participants under the Amended and Restated 2021 Equity Incentive Plan.

99.7.3 (24)	Form of Non-qualified Share Option Agreement for UK Participants under the 2014 Equity Plan, effective as of June 21, 2017.

99.7.4 (25)	Form of Non-qualified Share Option Agreement for UK Participants under the 2014 Equity Plan, effective as of January 1, 2018.

99.7.5 (26)	Form of Non-qualified Share Option Agreement for UK Participants under the 2021 Equity Plan, effective as of August 10, 2021.

99.7.6 (27)	Form of Restricted Share Unit Agreement for UK Participants under the 2021 Equity Plan, effective as of August 10, 2021.

99.8.1 (28)	Amendment to the Wave Life Sciences, Inc. Nasdaq Inducement Restricted Stock Unit Award Grant Notice and Nasdaq Inducement Restricted Stock Unit Agreement, effective as of August 7, 2026.

99.8.2 (29)	Amendment to the Wave Life Sciences, Inc. Nasdaq Inducement Nonqualified Stock Option Grant Notice and Nasdaq Inducement Non-qualified Stock Option Agreement, effective as of August 7, 2026.

99.8.3 (30)	Form of Inducement Non-qualified Share Option Agreement, effective May 2024.

99.8.4 (31)	Form of Inducement Restricted Share Unit Agreement, effective May 2024.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(3)	Incorporated by reference to Exhibit 4.2 to Wave-Singapore’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Securities and Exchange Commission on October 9, 2015.

(4)	Incorporated by reference to Exhibit 10.2 to the Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Securities and Exchange Commission on November 9, 2018.

(5)	Incorporated by reference to Exhibit 10.2 to the Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Securities and Exchange Commission on August 15, 2016.

(6)	Incorporated by reference to Exhibit 10.4 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.

(7)	Incorporated by reference to Exhibit 10.5 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.

(8)	Incorporated by reference to Exhibit 10.1 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Securities and Exchange Commission on November 9, 2017.

(9)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(10)	Incorporated by reference to Exhibit 10.1 to Wave-Singapore’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 11, 2025.

(11)	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(12)	Incorporated by reference to Exhibit 10.2 to Wave-Singapore’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2023.

(13)	Incorporated by reference to Exhibit 10.2 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2017 and incorporated herein by reference.

(14)	Incorporated by reference to Exhibit 10.23.3 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 1, 2019 and incorporated herein by reference.

(15)	Incorporated by reference to Exhibit 10.3 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.

(16)

Incorporated by reference to Exhibit 10.1 to Wave-Singapore’s Registration Statement on Form S-8 (File No. 333-208598), filed with the Commission on December 17, 2015 and incorporated herein by reference.

(17)	Incorporated by reference to Exhibit 10.3 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2017 and incorporated herein by reference.

(18)	Incorporated by reference to Exhibit 10.4 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2017 and incorporated herein by reference.

(19)	Incorporated by reference to Exhibit 10.25.2 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 1, 2019 and incorporated herein by reference.

(20)	Incorporated by reference to Exhibit 10.1 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 10, 2019 and incorporated herein by reference.

(21)	Incorporated by reference to Exhibit 10.4 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.

(22)	Incorporated by reference to Exhibit 10.2 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 13, 2021 and incorporated herein by reference.

(23)	Incorporated by reference to Exhibit 10.3 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 13, 2021 and incorporated herein by reference.

(24)	Incorporated by reference to Exhibit 10.5 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2017 and incorporated herein by reference.

(25)	Incorporated by reference to Exhibit 10.26.2 to Wave-Singapore’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 1, 2019 and incorporated herein by reference.

(26)	Incorporated by reference to Exhibit 10.5 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.

(27)	Incorporated by reference to Exhibit 10.6 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.

(28)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(29)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Securities and Exchange Commission on August 7, 2026.

(30)	Incorporated by reference to Exhibit 10.1 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on August 8, 2024 and incorporated herein by reference.

(31)	Incorporated by reference to Exhibit 10.2 to Wave-Singapore’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on August 8, 2024 and incorporated herein by reference.

*	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on August 7, 2026.

WAVE LIFE SCIENCES, INC.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Paul B. Bolno, M.D., MBA, and Kyle Moran, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements amended by this Post-Effective Amendment, and to file this Post-Effective Amendment, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2026

/s/ Kyle Moran Kyle Moran	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2026

/s/ Christian Henry Christian Henry	Chairman of the Board	August 7, 2026

/s/ Mark H. N. Corrigan, M.D. Mark H. N. Corrigan, M.D.	Director	August 7, 2026

/s/ Peter Kolchinsky, Ph.D. Peter Kolchinsky, Ph.D.	Director	August 7, 2026

/s/ Adrian Rawcliffe Adrian Rawcliffe	Director	August 7, 2026

/s/ Ken Takanashi, MBA, CPA Ken Takanashi, MBA, CPA	Director	August 7, 2026

/s/ Aik-Na Tan Aik-Na Tan	Director	August 7, 2026

/s/ Gregory L. Verdine, Ph.D. Gregory L. Verdine, Ph.D.	Director	August 7, 2026

/s/ Heidi L. Wagner, J.D. Heidi L. Wagner, J.D.	Director	August 7, 2026